Exhibit 99.1
Cornerstone Therapeutics Reports Year Ended December 31, 2008 Financial Results
Cary, N.C., March 26, 2009 – Cornerstone Therapeutics Inc. (NASDAQ CM: CRTX), a specialty pharmaceutical company focused on acquiring, developing and commercializing significant products primarily for the respiratory market, today reported financial results for the year ended December 31, 2008.
Highlights:
▪	Full-Year 2008 Net Revenues more than doubled to $64.9 Million, an increase of 131%

▪	Income from Operations increased to $10.6 Million, and

▪	Cash Flow from Operations reached $12.6 Million
As previously disclosed, Critical Therapeutics, Inc. and Cornerstone BioPharma Holdings, Inc. (Cornerstone BioPharma) completed their merger on October 31, 2008, and the combined company was renamed Cornerstone Therapeutics Inc. (the Company). Cornerstone BioPharma was deemed to be the acquiring company for accounting purposes and the transaction was accounted for as a reverse acquisition in accordance with generally accepted accounting principles. Accordingly, the Company’s financial statements for periods prior to the merger reflect the historical results of Cornerstone BioPharma, and not Critical Therapeutics, and Cornerstone Therapeutics’ financial statements for all subsequent periods reflect the results of the combined company. In addition, unless specifically noted otherwise, the Company’s financial results do not include the historical financial results of Critical Therapeutics (including sales of ZYFLO CR® and ZYFLO®) prior to the completion of the merger.
Financial Results for the 12-Months Ended December 31, 2008 and 2007
Full-year 2008 net revenues increased $36.8 million over 2007, or 131%, to $64.9 million. Net product sales were $63.2 million in 2008, compared to $26.2 million in 2007, an increase of $37.0 million, or 141%. Net product sales in 2008 and 2007 consisted of revenues from sales of the Company’s ALLERX® family of products, which increased $12.9 million in 2008 compared to 2007, and SPECTRACEF®, DECONSAL® and BALACET® 325 products. Additionally, net product sales in 2008 also included $23.0 million in sales of the HYOMAX® line of products, and two months of sales of ZYFLO CR and ZYFLO after the closing of the merger totaling $888,000.
Gross profit was $58.9 million in 2008, compared to $24.8 million, in 2007. Gross margin (exclusive of amortization of product rights of $1.3 million and $3.2 million in 2008 and 2007, respectively) was 91% in 2008 and 87% in 2007.
Sales and marketing expenses were $17.0 million in 2008, compared to $10.4 million in 2007, an increase of approximately $6.6 million, or 64%. Sales and marketing expenses increased due to a $1.7 million increase in labor, benefits, related employee expenses and travel related expenses primarily due to the reorganization of the Company’s sales force in May 2008; a $1.4 million increase in advertising and promotion expenses, primarily due to product launches and increased promotional efforts; and a $1.7 million increase in co-promotion expenses that was primarily due to renegotiated contract terms with our co-promotion partners.
Royalty expenses were $16.2 million in 2008, compared to $3.4 million in 2007, an increase of approximately $12.8 million, or 375%. This increase was primarily due to the launch of the HYOMAX line of products in 2008 and increased net product sales of the ALLERX family of products.
General and administrative expenses were $9.8 million in 2008, compared to $4.2 million in 2007, an increase of approximately $5.6 million, or 134%. This increase was primarily due to a $2.7 million increase in labor, benefits and related employee expenses due to the growth of the Company and $1.4 million in merger-related legal and accounting expenses that were not capitalized.
Research and development expenses were $3.8 million in 2008, compared to $948,000 in 2007, an increase of approximately $2.9 million, or 305%. Research and development expenses in 2008 included additional expenses related to pipeline development, as well as the write-off of $1.9 million of in-process research and development related to an alpha-7 product candidate that was acquired from Critical Therapeutics.
For the 12 months ended December 31, 2008, the Company had operating income of $10.6 million, or 16.4% of net revenues, compared with operating income of $2.4 million or 8.7% of net revenues, for the same period in 2007, an increase of approximately 341%. The Company’s 2008 net income and diluted earnings per share were $9.0 million and $1.14, respectively.
“We are extremely pleased with the successful completion of our merger, with net product sales more than doubling from 2007 and with the continued growth in operating income and cash flow from operations that we experienced in 2008,” said Craig A. Collard, Cornerstone’s President and Chief Executive Officer. “We remain focused on driving profitable growth by expanding our sales and marketing team within the respiratory market to further drive our current market penetration. In addition, we believe the advancement of our existing product pipeline, combined with additional in-licensing and product acquisition opportunities will support our revenue and operating profit in the future.”
As of December 31, 2008, the Company had $9.3 million in cash and cash equivalents and borrowing availability of $3.9 million under a line of credit with Paragon Commercial Bank.
2009 Outlook
For the full year, Cornerstone Therapeutics is targeting net revenues in excess of $80 million and income from operations in excess of $10 million which assumes an increase of approximately $4.5 million in clinical development spend over 2008.
Conference Call Information
Cornerstone Therapeutics will host a conference call today at 8:30 AM ET to discuss its financial results for the year ended December 31, 2008. To participate in the live conference call, please dial 866-713-8395 (U.S. callers) or 617-597-5309 (international), and provide passcode 87727495. A live webcast of the call will also be available through the Investor Relations section of the Company’s Web site. Please allow extra time prior to the webcast to register, download and install any necessary audio software.
The webcast will be archived for 30 days, and a telephone replay of the call will be available for seven days, beginning today at 12:30 PM ET at 888-286-8010 (U.S. callers) or 617-801-6888 (international), and with passcode 60918463.
About Cornerstone Therapeutics
Cornerstone Therapeutics Inc. (NASDAQ CM: CRTX), headquartered in Cary, N.C., is a specialty pharmaceutical company focused on acquiring, developing and commercializing products primarily for the respiratory and related markets. The Company currently promotes multiple marketed products in the United States to respiratory-focused physicians and key retail pharmacies with its specialty sales force. The Company also has a late-stage clinical pipeline with five regulatory approval submissions targeted within the next three years. Key elements of the Company’s strategy are to in-license or acquire rights to underpromoted, patent-protected, branded respiratory or related pharmaceutical products, or late-stage product candidates; implement life cycle management strategies to maximize the potential value and competitive position of the Company’s currently marketed products, newly acquired products and product candidates that are currently in development; grow product revenue through the Company’s specialty sales force which is focused on the respiratory and related markets; and maintain and strengthen the intellectual property position of the Company’s currently marketed products, newly acquired products and product candidates.

Safe Harbor Statement
Statements in this press release regarding the progress and timing of our product development programs and related trials; our future opportunities; our strategy, future operations, financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including, without limitation, statements containing the words “anticipate,” “believe,”” “could,”  “estimate,” “expect,” ”plan,”” “should,” “target,” “will,” “would,” and similar expressions) should also be considered to be forward-looking statements.
There are a number of important factors that could cause our actual results or events to differ materially from those indicated by such forward-looking statements, including risks relating to our critical accounting estimates and risks relating to our ability realize anticipated synergies and cost savings from our October 2008 merger; our ability to develop and maintain the necessary sales, marketing, supply chain, distribution and manufacturing capabilities to commercialize our products, including difficulties relating to the manufacture of ZYFLO CR tablets; the possibility that the Food and Drug Administration (the FDA) will take enforcement action against us or one or more of our marketed drugs which do not have FDA-approved marketing applications; patient, physician and third-party payor acceptance of our products as safe and effective therapeutic products; our heavy dependence on the commercial success of a relatively small number of currently marketed products; our ability to maintain regulatory approvals to market and sell our products that do have FDA approved marketing applications; our ability to enter into additional strategic licensing, collaboration or co-promotion transactions on favorable terms, if at all; our ability to maintain compliance with NASDAQ listing requirements; adverse side effects experienced by patients taking our products; difficulties relating to clinical trials, including difficulties or delays in the completion of patient enrollment, data collection or data analysis; the results of preclinical studies and clinical trials with respect to our products under development and whether such results will be indicative of results obtained in later clinical trials; our ability to satisfy FDA and other regulatory requirements; our ability to obtain, maintain and enforce patent and other intellectual property protection for our products and product candidates; and the other factors described in our Current Report on Form 8-K, as amended, filed with the Securities and Exchange Commission (the SEC) on November 5, 2008, in the section titled “Risk Factors of the Registrant” as set forth in Exhibit 99.3, and other filings that we make with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.
In addition, the statements in this press release reflect our expectations and beliefs as of the date of this release.  We anticipate that subsequent events and developments will cause our expectations and beliefs to change.  However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise.  Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, business development transactions, joint ventures or investments that we may make.  These forward-looking statements should not be relied upon as representing our views as of any date after the date of this release.
ZYFLO CR®, ZYFLO®, ALLERX®, DECONSAL®, BALACET® and HYOMAX® are trademarks or service marks of Cornerstone Therapeutics Inc. SPECTRACEF is a trademark of Meiji Seika Kaisha, Ltd. and is licensed to the Company.

Investor Relations Contacts:
FD
Evan Smith/Brian Ritchie
212-850-5600
evan.smith@fd.com/brian.ritchie@fd.com
Media Relations Contact:
FD
Robert Stanislaro
212-850-5600
robert.stanislaro@fd.com
FINANCIAL TABLES FOLLOW

CORNERSTONE THERAPEUTICS INC.
CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share and per share data)
(Unaudited)

	Year Ended December 31,
	2008	2007
Net revenues	$64,867	$28,071
Costs and expenses:
Cost of product sales (exclusive of amortization of product right)	5,951	3,300
Sales and marketing	16,993	10,391
Royalties	16,193	3,409
General and administrative	9,757	4,177
Research and development	3,838	948
Amortization of product rights	1,334	3,160
Other charges	173	245

Total costs and expenses	54,239	25,630

Income from operations	10,628	2,441

Other expenses:
Interest expense, net	(1,211)	(1,410)
Loss on marketable security	(8)	(323)
Other expenses	(2)	(8)

Total other expenses	(1,221)	(1,741)

Income before income taxes	9,407	700
Provision for income taxes	(414)	(130)

Net income	$8,993	$570

Net income per share, basic	$1.29	$0.10

Net income per share, diluted	$1.14	$0.08

Weighted-average common shares, basic	6,951,896	5,934,496

Weighted-average common shares, diluted	7,861,119	6,751,127

CORNERSTONE THERAPEUTICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	Year Ended December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$9,286	$241
Marketable securities	300	8
Accounts receivable, net	13,660	6,529
Amounts due from related parties	—	648
Inventories, net	11,222	2,998
Prepaid expenses	1,081	278
Deferred income tax asset	2,428	—

Total current assets	37,977	10,702

Property and equipment, net	895	209
Product rights, net	17,702	4,936
Goodwill	13,231	—
Amounts due from related parties	38	29
Deposits	46	33

Total assets	$69,889	$15,909

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$10,288	$2,214
Accrued expenses	19,052	11,092
Current portion of license agreement liability	2,543	647
Line of credit	—	1,750
Income taxes payable	2,937	130

Total current liabilities	34,820	15,833

Long-term liabilities:
License agreement liability, less current portion	2,313	2,959
Note payable, related party	—	9,412
Deferred income tax liability	3,330	—

Total long-term liabilities	5,643	12,371

Total liabilities	40,463	28,204

Commitments and contingencies
Stockholders’ equity (deficit)
Preferred stock — $0.001 par value, 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock — $0.001 par value, 90,000,000 shares authorized; 12,023,747 and 5,934,496 shares issued and outstanding as of December 31, 2008 and December 31, 2007, respectively	12	6
Additional paid-in capital	33,519	797
Accumulated deficit	(4,105)	(13,098)

Total stockholders’ equity (deficit)	29,426	(12,295)

Total liabilities and stockholders’ equity (deficit)	$69,889	$15,909

CORNERSTONE THERAPEUTICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2008	2007
Cash flows from operating activities
Net income	$8,993	$570
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	1,425	3,231
Change in allowance for prompt payment discounts	221	38
Change in allowance for inventory obsolescence	476	101
Stock-based compensation	749	801
Loss on marketable security	8	323
Write-off of acquired in-process research and development	1,900	—
Impairment of property and equipment	56	—
Benefit for deferred income taxes	(3,310)	—
Changes in operating assets and liabilities:
Accounts receivable	(5,050)	(4,287)
Amounts due from related parties	—	117
Inventories	(2,400)	(1,252)
Prepaid expenses	(602)	(12)
Accounts payable	2,573	783
Accrued expenses	4,505	1,020
Income taxes payable	3,085	130

Net cash provided by operating activities	12,629	1,563

Cash flows from investing activities
Advances to related parties	(19)	(876)
Proceeds from collection of advances to related parties	657	262
Purchase of property and equipment	(638)	(64)
Purchase of product rights	(2,450)	(75)
Collection of deposits	223	50
Payment of deposits	(237)	(15)
Cash acquired in connection with the Merger, net of costs paid	2,118	—

Net cash used in investing activities	(346)	(718)

Cash flows from financing activities
Principal payments on license agreement liability	$(576)	$(720)
Proceeds from line of credit	7,250	9,000
Principal payments on line of credit	(9,000)	(9,000)
Principal payments on related party note payable	(460)	—
Exercise of common stock warrants	52	—
Payment of stock issuance costs in connection with the Merger	(504)	—

Net cash used in financing activities	(3,238)	(720)

Net increase in cash and cash equivalents	9,045	125
Cash and cash equivalents as of beginning of year	241	116

Cash and cash equivalents as of end of year	9,286	241

Supplemental disclosure of cash flow information
Cash paid during the year for interest	2,734	433

Cash paid during the year for income taxes	$644	$—

Supplemental schedule of non-cash investing and financing activities
Product rights acquired through issuance of a license agreement	$—	$2,565
Related party note payable converted to common stock in connection with the Merger	$8,952	$—
Common stock issued in connection with the Merger	$23,479	$—